THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS, AND HAVE BEEN ISSUED IN A MANNER INTENDED TO COMPLY REGULATION S UNDER THE ACT. PRIOR TO JULY 11, 1996, NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS MAY BE MADE (A) IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) UNLESS (I) REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR
(II) FIBERCHEM, INC. (THE "COMPANY") RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS OR (B) OUTSIDE THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON WHO IS NOT A "U.S. PERSON" UNLESS PRIOR TO SUCH DISPOSAL (I) THE BENEFICIAL OWNER OF SUCH WARRANTS AND SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANTS AND THE PROPOSED TRANSFEREE SUBMIT CERTIFICATIONS TO THE COMPANY (FORMS OF WHICH ARE AVAILABLE FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES) AND (II) THE COMPANY RECEIVES THE LEGAL OPINION DESCRIBED IN (A)(II) ABOVE. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF ARE NOT TRANSFERABLE AT ANY TIME UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                                                No. U-

                                 WARRANTS TO PURCHASE
                           COMMON STOCK OF FIBERCHEM, INC.


                               Issuance on May 31, 1996
                   Void after 5:00 p.m. New York Time, May 30, 2001

    THIS CERTIFIES THAT, for value received, [.] or registered assigns (the "Holder") is the registered holder of warrants (the "Warrants") to purchase from FiberChem, Inc., a Delaware corporation (the "Company"), at any time or from time to time beginning on May 31, 1996 and until 5:00 p.m., New York time, on May 30, 2001 (the "Expiration Date"), subject to the conditions set forth herein, at an exercise price per share equal $1.00, subject to adjustment as set forth herein (the "Exercise Price"), up to an aggregate of [.] ([.]) fully paid and non-assessable shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company (the "Shares") upon surrender of this certificate (the "Certificate") and payment of the Exercise Price multiplied by the number of Shares being purchased to the principal office of Corporate Stock Transfer, the transfer agent for the Company's warrants and Common Stock, or any successor transfer agent thereto (the "Warrant Agent") at its principal office at 370 17th Street, Denver, Colorado 80202.

    1.   EXERCISE OF WARRANTS.

         (a) The exercise of any Warrants represented by this Certificate is subject to the conditions set forth below in PARAGRAPH 4, "Compliance with U.S. Securities Laws."

         (b) Subject to compliance with all of the conditions set forth herein, the Holder shall have the right to purchase from the Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender of this Certificate, together with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Warrant Agent of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then exercised.

         (c) No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, after which time all Warrants evidenced hereby shall be void, unless exercised prior thereto.

         (d) Payment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are exercised shall be made in cash, by wire transfer of immediately available funds or by certified check or banker's draft payable to the order of the Company, or any combination of the foregoing.

         (e) The Warrants represented by this Certificate are exercisable at the option of the Holder, in whole or in part, but not as to fractional Shares. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor representing the number of unexercised Warrants.

         (f) Upon surrender of this Certificate to the Warrant Agent at its principal office and upon payment to the Warrant Agent, at its principal office, of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then exercised, the Company shall cause to be delivered promptly to or upon the written order of the Holder and in such name or names as the Holder may designate, a share certificate or share certificates for the number of whole Shares purchased upon the exercise of the Warrants. Such share certificate or share certificates representing the Shares shall be free of any restrictive legend. The Company shall ensure that no "stop transfer" or similar instruction or order with respect to the Shares purchased upon exercise of the Warrants shall be in effect at the Warrant Agent or any successor transfer agent for the Common Stock of the Company.

    2. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon exercise of any Warrant or Warrants. In lieu of any fractional share of Common Stock which would otherwise be issuable upon exercise of any Warrant or Warrants, the Company, at the time the Shares are delivered, shall pay, or cause to be paid through the Warrant Agent, a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current Market Price per share of the Common Stock at the close of business on the date of exercise (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day). The term "Market Price" shall mean, on any Trading Day with respect to the per share price of Common Stock, the last reported sales price regular way, or in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted on (a) the Nasdaq National Market, the last reported sale price on any Trading Day, or if no such reported sale occurs on such Trading Day, the average of the high and low bid prices on such Trading Day, or (b) the Nasdaq SmallCap Markets, the average of the high and low bid prices on such Trading Day, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National or SmallCap Markets, the average of the high and low bid prices in the over-the-counter market as furnished by any National Association of Securities Dealers, Inc. member firm that is selected from time to time by the Company for that purpose. The term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

    3. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the Shares upon the exercise of the Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder.

    4. COMPLIANCE WITH U.S. SECURITIES LAWS. The Warrants and the Shares issuable upon the exercise of the Warrants have not been registered, and except as provided in Section 9 hereof, will not be registered, under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other federal or state securities or blue sky laws, and the Warrants may not be exercised within the United States or by, or on behalf of, any "U.S. person" (as defined in Regulation S under the Securities Act) unless the Warrants and the Shares have been registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements under the Securities Act and any applicable state securities or blue sky laws are available. Accordingly, (i) the Warrants may not be exercised within the United States, and any Shares issuable upon exercise of the Warrants, may not be delivered within the United States, except in circumstances constituting an "offshore transaction" (as defined in Regulation S under the Securities Act) and otherwise complying with Regulation S, or unless such Shares have been registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements under the Securities Act and any applicable state securities or blue sky laws are available, and (ii) it is a condition to the exercise of the Warrants that the exercising Holder must deliver to the Company
(A) a written certification that such Holder is not a "U.S. person" and that the Warrants are not being exercised on behalf of, or for the account or benefit of, a "U.S. person," or (B) a written opinion of United States legal counsel, in form and substance satisfactory to the Company, to the effect that the Warrants and the Shares have been registered under the Securities Act and any applicable state securities or blue sky laws or are exempt from the registration requirements under the Securities Act and any applicable state securities or blue sky laws.

    5.   TRANSFER OF WARRANTS.

         (a) The Warrants shall be transferable only on the books of the Company maintained at the Warrant Agent's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. The Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee, which may be provided by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a national securities exchange, The Securities and Futures Authority Limited in the United Kingdom, or The International Stock Exchange in London, England. Upon any registration of transfer, the Company shall cause to be delivered a new warrant certificate or warrant certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith.

         (b) Notwithstanding anything in this Certificate to the contrary, neither any of the Warrants nor any of the Shares issuable upon exercise of any of the Warrants shall be transferable, except upon compliance by the Holder with any applicable provisions of the Securities Act and any applicable state securities or blue sky laws.

    6. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES; LOSS OR MUTILATION OF WARRANT CERTIFICATES.

         (a) This Certificate is exchangeable without expense, upon the surrender hereof by the Holder at the principal office of the Warrant Agent, for a new warrant certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender.

         (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate and, in case of such loss, theft or destruction, of indemnity and security reasonably satisfactory to it and to the Warrant Agent, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new warrant certificate of like tenor, in lieu thereof.

    7.   EXERCISE PRICE; ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

         (a) INITIAL EXERCISE PRICE. The Warrants are exercisable at the Exercise Price per Share, subject to adjustment from time to time as provided herein.

         (b) ADJUSTMENTS; COMPUTATION OF ADJUSTED PRICE. Subject to the exceptions referred to in PARAGRAPH (g) below, in the event that the Company shall at any time after the initial issuance date of the Warrants represented by this Certificate issue or sell any shares of Common Stock (other than the issuance or sale of Common Stock referred to in PARAGRAPH (g) below), including shares of Common Stock held in the Company's treasury, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to a price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (A) the product of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by (y) the Exercise Price in effect immediately prior to such issuance or sale, plus, (B) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; PROVIDED, HOWEVER, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of readjustments provided for in PARAGRAPH (c) below or a combination of outstanding shares of Common Stock provided for in PARAGRAPH (d) below.

    For the purposes of any computation to be made in accordance with this PARAGRAPH (b), the following provisions shall be applicable:

              (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

              (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, or on the exercise of options, rights or warrants or on the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

              (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

              (iv) The reclassification of securities of the Company (other than shares of Common Stock into securities including shares of Common Stock) shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in SUBPARAGRAPH (ii) above.

              (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

         (c) OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed to all the shareholders of the Company and Holders of Warrants pursuant to PARAGRAPH (i), in the event that the Company shall at any time after the initial issuance date of the Warrants represented by this Certificate issue any options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than the issuance or exercise of options, rights, warrants or preferred stock referred to in PARAGRAPH (g) below), (i) for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights, or warrants, or such convertible or exchangeable securities, or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of PARAGRAPH (b) above; PROVIDED, HOWEVER, that:

              (i) The aggregate maximum number of shares of Common Stock issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants are issued, and for a consideration equal to the minimum purchase price per share of Common Stock provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock), if any, received by the Company for such options, rights or warrants, and if no minimum price is provided in such options, rights or warrants, then the consideration shall be equal to zero; PROVIDED, HOWEVER, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this SUBPARAGRAPH (i) (and for the purposes of SUB-PARAGRAPH (v) OF PARAGRAPH (b) above) shall be reduced by such number of shares of Common Stock as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares of Common Stock shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares of Common Stock actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

              (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration

    (determined in the same manner as consideration received on the issue or sale of shares of Common Stock) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; PROVIDED, HOWEVER, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this SUBPARAGRAPH (ii) (and for the purpose of SUBPARAGRAPH (v) OF PARAGRAPH (b) above) shall be reduced by such number of shares of Common Stock as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares of Common Stock actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

              (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in SUBPARAGRAPH
    (i) above, or in the price per share at which the securities referred to in SUBPARAGRAPH (ii) above are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

              (iv) When an adjustment has been made in the Exercise Price pursuant to this PARAGRAPH (c) in respect of the issuance of any options, rights or warrants to subscribe for shares of Common Stock or the issuance of any securities convertible into or exchangeable for shares of Common Stock, no additional adjustment in the Exercise Price shall be made pursuant to PARAGRAPH (b) above upon the issuance of shares of Common Stock upon the exercise of such options, rights or warrants or upon the conversion or exchange of such securities.

         (d) SUBDIVISION AND COMBINATION. In the event that the Company shall at any time after the initial issuance date of the

Warrants and before the exercise or Expiration of all the Warrants subdivide or combine the outstanding shares of Common Stock or declare a dividend consisting solely of shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         (e) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this SECTION 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         (f) ADJUSTMENT FOR RECLASSIFICATION, CONSOLIDATION, MERGER, SALE OR CONVEYANCE. In the event of any reclassification or change of the outstanding shares of Common Stock into different securities (other than a change in the number of outstanding shares or a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the event of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock into different securities, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, the Holder shall thereafter have the right to convert into and to purchase the kind and respective number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Shares underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of Shares issuable upon exercise of the Warrants and (y) the Exercise Price, both as in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance.

         (g) NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

              (i) upon (A) the issuance of options or warrants to any employee, executive, officer, director, agent, advisor or consultant pursuant to any existing benefit, incentive, stock option or profit sharing plan of the Company or (B) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any such options or warrants; or

              (ii) upon the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any options, warrants or the conversion of preferred stock previously issued and outstanding or authorized on the initial issuance date of the Warrants represented by this Certificate; or

              (iii) if the amount of said adjustment shall be less than two cents ($0.02) per Share; PROVIDED, HOWEVER, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($0.02) per Share.

         (h) DIVIDENDS AND OTHER DISTRIBUTION WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or preferred stock, or a cash dividend or distribution payable out of current or retained earnings or a dividend consisting solely of preferred stock paid only to preferred stockholders) or otherwise distribute to its stockholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that it would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this PARAGRAPH (h).

         (i) SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK OR OTHER SECURITIES. If the Company shall at any time after the initial issuance date of the Warrants represented by this Certificate and prior to the exercise or expiration of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company to all the stockholders of the Company, the Holder of the unexercised Warrants shall be entitled, in addition to the Shares receivable upon the exercise of the Warrants, to receive such rights on a pro rata basis at the time such rights are distributed to the other stockholders of the Company.

         (j) STATEMENT ON WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, the warrant certificates representing the Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the warrant certificate representing the

Warrants initially issuable.

    8.   NOTICE OF CERTAIN CORPORATE ACTION.

    In the event:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require an Exercise Price adjustment pursuant to paragraph (d) of Section 7; or

         (b) the Company shall offer to all holders of its Common Stock any additional shares of capital stock or securities convertible into or exchangeable for shares of capital stock of the Company; or

         (c) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding employee stock options); or

         (d) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (e) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (f) the Company or Environmental shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer);

then the Company shall cause to be mailed to Rauscher Pierce & Clark Limited, the Warrant Agent and all registered holders of Warrants at their last addresses as they shall appear in the records of the Warrant Agent at least 20 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

    9.   REGISTRATION RIGHTS.

         (a) PIGGYBACK REGISTRATION. If, at any time during the five (5) years beginning on the initial issuance date of the Warrants represented by this Certificate, the Company proposes to prepare and file any new registration statement under the Securities Act covering the public sale of Common Stock of the Company for cash, other than in connection with an employee benefit plan, a dividend reinvestment plan or pursuant to a registration statement Form S-8 or any successor form, (collectively, a "Registration Statement"), it will give written notice by certified or registered mail, at least thirty (30) days prior to the filing of each such Registration Statement, to the Holder of its intention to do so. If the Holder notifies the Company within fifteen (15) days after receipt of any such notice of such Holder's desire to include in such proposed Registration Statement any shares of Common Stock (i) issued or issuable to the Holder upon exercise of the Holder's Warrants, and (ii) that are owned by the Holder (the "Registrable Shares") (which notice shall specify the number of Registrable Shares owned by the Holder, the number intended to be disposed of by the Holder, if any, and the intended method of disposition of such Registrable Shares), the Company shall use reasonable efforts to include, to the extent possible, in such Registration Statement the number of Registrable Shares which the Company has been so requested to register by the Holder, at the Company's sole cost and expense and at no cost or expense to the Holder, except that the Holder shall pay (i) all underwriters', broker-dealers', placement agents' and similar selling discounts, commissions and fees relating to the Holder's Registrable Shares, (ii) all registration and filing fees imposed under the Securities Act, by any stock exchange or under applicable state securities or blue sky laws based on the Holder's Registrable Shares, (iii) all transfer, franchise, capital stock and other taxes, if any, applicable to the Holder's Registrable Shares, and (iv) any costs and expenses of legal counsel, accountants or other advisors retained by the Holder (collectively, the "Holder's Expenses"), all of which shall be paid by the Holder; PROVIDED, THAT:

              (i) anything in this Section 9 to the contrary notwithstanding, if the Company's securities so registered for sale are to be distributed in an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such Registration Statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (A) first to be registered will be the securities the Company proposes to sell, (B) next to be registered will be the securities subject to any demand or other piggyback registration rights granted by the Company before the initial issuance date of the Warrants, and (C) next to be registered will be the Registrable Shares and any other shares of Common Stock subject to similar piggyback registration rights granted by the Company as of the initial issuance date of the Warrants in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by each holder of such shares of Common Stock; and

              (ii) anything in this Section 9 to the contrary notwithstanding, the Company shall not be required to include any of the Holder's Registrable Shares in a registration statement if in the written opinion of legal counsel to the Company the securities for which registration is requested may be sold publicly without registration under the Securities Act; and

              (iii) if the securities or blue sky laws of any jurisdiction in which the securities so registered are proposed to be offered would require the Holder's payment of greater registration expenses than those otherwise required by this Section 9 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Holder shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Holder or withdraw his request for inclusion of his Registrable Shares in such registration; and

              (iv) notwithstanding the provisions of paragraph (a) of this
    Section 9, the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this paragraph (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration.

    If the Holder's Registrable Shares are included in the Registration Statement, the Holder shall furnish the Company in writing with such appropriate information in connection with the sale of such Shares, including, without limitation, information about the Holder, the Registrable Shares, other securities of the Company owned by the Holder, and the plan of distribution, as the Company shall reasonably request or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. In addition, if the offering is underwritten, the Company shall have the exclusive right to select the underwriter. The Holder shall execute and deliver all documents reasonably requested by the underwriter and any other documents customary in similar offerings, including, without limitation, underwriting agreements, custody agreements, powers of attorney, indemnification agreements, and agreements restricting other sales of securities.

    The rights and obligations under paragraphs (a) and (b) of this Section 9 shall terminate at the earlier of (i) five (5) years after the initial issuance date of the Warrants, or (ii) the date all of the Holder's Registrable Shares have been transferred by the Holder, except for transfers in accordance with paragraph (b) of Section 5 above.

         (b) COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. The Company covenants and agrees as follows:

              (i) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to paragraph (a) of Section 9 above including, without limitation, the Company's legal and accounting fees, printing expenses, filing fees and other expenses, except that the Holder shall pay all of the Holder's Expenses (as defined in paragraph (a) of Section 9).

              (ii) The Company will use its reasonable efforts to qualify or register the Registrable Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states of the United States as are reasonably requested by the Holder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify or register the Registrable Shares in any jurisdiction in which the Company would be required to qualify as a broker or dealer in securities under the securities or blue sky laws of such jurisdictions, (ii) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not already so qualified, (iii) subject itself to taxation in any such jurisdiction, or (iv) consent to general service of process in any such jurisdiction.

         (c)  INDEMNIFICATION.

              (i) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder of the Registrable Shares to be sold pursuant to any Registration Statement (such Holder being hereinafter referred to as a

    "Distributing Holder"), each underwriter (an "Underwriter") and each person, if any, who controls such Distributing Holder or Underwriter within the meaning of Section 15 of the Securities Act and each director of such Distributing Holder and Underwriter, against all loss, claim, damage, expense or liability (or actions in respect thereof) to which any of them may become subject under the Securities Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting part thereof or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Distributing Holder and Underwriter and each such controlling person and director of the Distributing Holder and Underwriter for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred (including reasonable attorneys' fees); PROVIDED, HOWEVER, that (A) the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Distributing Holder, any other Distributing Holder or any such Underwriter specifically for use therein, and (B) such indemnity shall not inure to the benefit of such Distributing Holder or Underwriter (or such controlling person or director of the Distributing Holder or Underwriter) if any such loss, claim, damage, expense or liability arises out of or is based upon (i) any Distributing Holder's or the Underwriter's failure to deliver timely a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or the most recent amendment, revision or supplement thereto) and any Distributing Holder or the Underwriter failed to deliver it in a timely manner.

              (ii)To the extent permitted by law, each Distributing Holder shall, severally and jointly, indemnify and hold harmless the Company, its directors, officers, employees and agents, each Underwriter and each person, if any, who controls any of the foregoing within the meaning of
    Section 15 of the Securities Act, against all loss, claim, damage, expense or liability (or actions in respect thereof) to which any of them may become subject under the Securities Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting part thereof or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company and each such director, officer, employee, agent, Underwriter or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred (including reasonable attorneys' fees) in each case to the extent, but only to the extent, that
    (A) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, such Distributing Holder or any other Distributing Holder specifically for use therein, or
    (B) such loss, claim, damage, expense or liability arises out of or is based upon (i) any Distributing Holder's failure to deliver in a timely manner a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or the most recent amendment, revision or supplement thereto) and any Distributing Holder failed to deliver it in a timely manner. Notwithstanding the foregoing, such indemnity shall not inure to the benefit of such Underwriter (or such controlling person of the Underwriter) if any such loss, claim, damage, expense or liability arises out of or is based upon (i) the Underwriter's failure to deliver in a timely manner a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented), or (ii) any such untrue statement or omission of a material fact that was corrected in the final prospectus (or, the most recent amendment, revision or supplement thereto) and the Underwriter failed to deliver it in a timely manner.

              (iii) Promptly after receipt by an indemnified party under this paragraph 9(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 9(c), notify the indemnifying party in writing of the commencement thereof; PROVIDED, HOWEVER, that the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this paragraph 9(c) except to the extent such indemnifying party is materially prejudiced by such lack of notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 9(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation requested by the indemnifying party or required by law. If the indemnifying party does not elect to assume the defense of any such claim, action or proceeding, the indemnifying party shall not be liable for any settlement thereof which is effected without its prior written consent. No indemnifying party shall, without the prior written consent of the indemnified party, agree to the settlement of any such claim, action or proceeding if the effect thereof would be to find the indemnified party has violated the Securities Act, the United States Securities Exchange Act of 1934, as amended, or any state securities or blue sky laws.

              (iv) If recovery is not available under the foregoing indemnification provisions of this paragraph 9(c) for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution toward the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subparagraph 9(c)(i) or 9(c)(ii) above, except that no person found to be liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not also found to be liable for such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement or omission, and any other equitable considerations appropriate under the circumstances, including, without limitation, the relative fault of the parties. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subparagraph 9(c)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subparagraph 9(c)(iv) (including reasonable attorneys' fees).

    10.  RESERVATION AND LISTING OF SECURITIES.

         (a) The Company covenants and agrees that at all times during the period the Warrants are exercisable, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares as shall be issuable upon exercise of the Warrants.

         (b) The Company covenants and agrees that, upon exercise of the Warrants in accordance with their terms and payment of the Exercise Price therefor, all Shares issued or sold upon such exercise shall not be subject to the preemptive rights of any stockholder and when issued and delivered in accordance with the terms of the Warrants shall be duly and validly issued, fully paid and non-assessable, and the Holder shall receive good and valid title to such Shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as have been created by the Holder.

         (c) As long as the Warrants shall be outstanding, the Company shall use its reasonable efforts to cause all Shares issuable upon exercise of the Warrants to be quoted by or listed on any national securities exchange or other securities listing service on which the shares of Common Stock of the Company are then listed.

    11. PROVISIONS IN CASE OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE
OF ASSETS. In the event that the Company shall be a party to any transaction (including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of this Warrant shall have the right thereafter to receive upon exercise of this Warrant only the kind of common stock receivable upon such transaction by a holder of Common Stock (at an adjusted Exercise Price equal to (a) the Exercise Price determined pursuant to
Section 7 as though all such securities, cash or property (other than common stock) had been distributed in a dividend covered by paragraph (e) of Section 7 with an "ex" date on the date of such transaction divided by (b) the number of shares (or fraction thereof) of common stock receivable upon such transaction in respect of each share of Common Stock) and thereafter this Warrant shall represent a Warrant of the person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company's shares, as the case may be, and entitle the registered holder to purchase the common stock of such person at an exercixe price and on such other terms as are provided herein, subject to this Agreement. Such amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 7 hereof. The above provisions of this Section 11 shall similarly apply to successive transactions of the foregoing type.

    12. REDEMPTION.

    At the option of the Company, if for any period of 30 consecutive days the Market Price for each Trading Day during such period shall have been at least 200% of the Exercise Price, the Company, by notice to all of the registered holders of the Warrants may, at any time after May 29, 1997, redeem all the Warrants at a price of $.05 per Warrant (the "Redemption Price"). In such case, the Company shall, within five (5) business days after such 30-day period, deliver to the registered holders a notice of redemption and provide notice by publication as provided in the paragraph below, each of which notices will set forth a date by which registered holders of Notes are required to surrender such Warrants for redemption. After such date, the rights of the holder to exercise Warrants will terminate and the only rights of a registered holder of a Warrant will be to receive the Redemption price.

    Any notice which is given in the manner herein provided shall be conclusively presumed to be given and any defect in such notice to the registered holder of any Warrant designated for required redemption shall not affect the validity of the proceedings for the required redemption of any other Warrant.

    13. SURVIVAL. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.

    14. REMEDIES. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    15. REGISTERED HOLDER. The Company may deem and treat the registered Holder hereof as the absolute owner of this Certificate and the Warrants represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    16. NOTICES. All notices and other communications from the Company to the Holder of the Warrants represented by this Certificate shall be in writing and shall be deemed to have been duly given if and when personally delivered, two
(2) business days after sent by overnight courier or ten (10) days after mailed by certified, registered or international recorded mail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and confirmed by sending a similar mailed writing, if to the Holder, to the last address of such Holder as it shall appear on the books of the Warrant Agent maintained at the Warrant Agent's principal office or to such other address as the Holder may have specified to the Warrant Agent in writing.

    17. HEADINGS. The headings contained herein are for convenience of reference only and are not part of this Certificate.

    18. GOVERNING LAW. This Certificate shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of said state, without regard to the conflict of laws provisions thereof.

    IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by its duly authorized officers under its corporate seal.

Dated:  May 31, 1996              FIBERCHEM, INC.

                                  By:  ______________________________
                                       Geoffrey F. Hewitt
                                       President and Chief Executive
                                         Officer




Attest:

______________________________
Melvin W. Pelley
Secretary

                                   FIBERCHEM, INC.

                             FORM OF ELECTION TO PURCHASE

                       (To be executed by the registered Holder
                     if such Holder desires to exercise Warrants)

    The undersigned registered Holder hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase,
 _____________________ Shares hereunder, and herewith tenders in payment for such Shares cash, a wire transfer, a certified check or a banker's draft payable to the order of FiberChem, Inc. in the amount of _______________________ , all in accordance with the terms hereof. The undersigned requests that a share certificate for such Shares be registered in the name of and delivered to:

____________________________________________________________
(Please Print Name and Address)

____________________________________________________________


____________________________________________________________

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable hereunder be registered in the name of the undersigned Warrant Holder or his Assignee as below indicated and delivered to the address stated below.

DATED: ________________________________________________________

Name of Warrant Holder: ________________________________________
(Please Print)

Address: _______________________________________________________

________________________________________________________________

Signature: _____________________________________________________

Note: The above signature must correspond in all respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever, unless the Warrants represented by this Warrant Certificate have been assigned.

IN CONNECTION WITH THIS ELECTION TO PURCHASE, THE WARRANT HOLDER MUST DELIVER TO THE COMPANY (i) A WRITTEN CERTIFICATION THAT SUCH HOLDER IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), AND THAT THE WARRANTS ARE NOT BEING EXERCISED ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), OR (ii) A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                                   FIBERCHEM, INC.

                                  FORM OF ASSIGNMENT

               (To be executed by the registered Holder if such Holder
                     desires to transfer the Warrant Certificate)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

____________________________________________________________
        (Please Print Name and Address of Transferee)

____________________________________________________________


____________________________________________________________

Warrants to purchase up to ___________ Shares represented by this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________, Attorney, to transfer such Warrants on the books of the Company, with full power of substitution in the premises. The undersigned requests that if said number of Shares shall not be all of the Shares purchaseable under this Warrant Certificate that a new Warrant Certificate for the balance remaining of the Shares purchaseable under this Warrant Certificate be registered in the name of the undersigned Warrant Holder and delivered to the registered address of said Warrant Holder.

DATED:

Name of registered Holder:  _________________________________

Address:       _______________________________

               _______________________________

               _______________________________

Signature of
registered Holder:          _________________________________

Note: The above signature must correspond in all respects with the name of the Holder as specified on the face of this Warrant Certificate, without alteration or enlargement or any change whatsoever. The above signature of the registered Holder must be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange, The Securities and Futures Authority Limited in the United Kingdom or The International Stock Exchange in London, England. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

Signature Guaranteed:


_____________________________
   Authorized Officer


_____________________________
   Name of Institution